SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated June 7, 2002

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Fourth Amendment to Credit Agreement
Option Agreement, Dated June 7, 2002
Second Amended Investor Rights Agreement

Item 5. Other Events.

     Arris Group, Inc. (the “Company”) is filing this Current Report on Form 8-K (this “Report”) to file the certain agreements that the Company recently entered into.

     In connection with the Company's sale of its Keptel product line on April 24, 2002, the Company's credit facility was amended to reduce the commitment amount under the credit facility to $143.0 million, to extend until March 31, 2003 the time period by which the Company must redeem or refinance approximately $54 million of the Company's remaining 4½% convertible subordinated notes, and to address other incidental matters. A copy of the Fourth Amendment to Credit Agreement is attached as Exhibit 10.1 to this Report.

     On June 7, 2002, the Company entered into an Option Agreement with Nortel Networks LLC (“Nortel Networks”) and Nortel Networks Inc. that permits Arris Interactive L.L.C., a subsidiary of the Company, to redeem Nortel Networks’ membership interest in Arris Interactive at a discount of up to 40% if Nortel Networks is able to sell a minimum of 10 million shares, or such lesser number of shares as Nortel Networks may elect to sell, in a firm commitment underwritten offering on or before June 30, 2002. The amount of the discount is based on the percentage of shares of the Company’s common stock that Nortel Networks owns as of June 30, 2002. The discount percentage will be determined according to the following parameters:

Nortel Networks' Ownership Percentage
of the Company's Common Stock	Discount
as of June 30, 2002	Percentage

Less than 20%	40%
20% or more, but less than 21.5%	30%
21.5% or more, but less than 23%	27.5%
23% or more, but less than 25%	25%
25% or more, but less than 27%	21%
27% or more	20%

     In addition, the Option Agreement provides that the term of the option commences on the closing date of the sale by Nortel Networks of at least 10 million shares, or such lesser number of shares as Nortel Networks may elect to sell, in a firm commitment underwritten offering and expires on June 30, 2003. The Company originally issued the new membership interest to Nortel Networks in connection with the Company's acquisition from Nortel Networks in August 2001 of the portion of Arris Interactive that the Company did not own. The Option Agreement is attached as Exhibit 10.2 to this Report.

     As part of the Company’s negotiations relating to the Option Agreement, the Company agreed to amend the terms of the existing Amended and Restated Investor Rights Agreement. The effectiveness of the amendments are subject to the sale by Nortel Networks of a minimum of 10 million shares of the Company's common stock, or such lesser number of shares as Nortel Networks may elect to sell, in a firm commitment underwritten offering on or before June 30, 2002. The amendments will become effective upon the later of September 30, 2002, and the date that Nortel Networks’ ownership percentage drops below 27% of the Company’s common stock and would remove restrictions on Nortel Networks’ ability to sell shares of the company’s common stock. In addition, the amendments provide that Nortel Networks would agree not to challenge a shareholder rights plan in the event that the Company decides to adopt such a plan. The amendments are set forth in a Second Amended and Restated Investor Rights Agreement, dated as of June 7, 2002, a copy of which is attached as Exhibit 10.3 to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

10.1	Fourth Amendment to Credit Agreement, dated as of May 31, 2002.

10.2	Option Agreement by and among Nortel Networks LLC, Arris Interactive L.L.C. and Arris Group, Inc., dated as of June 7, 2002.

10.3	Second Amended and Restated Investor Rights Agreement by and among Nortel Networks LLC, Nortel Networks Inc. and Arris Group, Inc., dated as of June 7, 2002.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

	By:	/s/ Lawrence A. Margolis Lawrence A. Margolis Executive Vice President

Dated: June 7, 2002

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